Exhibit 99.1

Reliance Global Group Signs Definitive Agreement to Acquire Controlling Stake in Post-Quantum Cybersecurity Company Enquantum

Reliance Anticipated to Become a Majority Owner in a Quantum-Resilient Cybersecurity Company as Adoption is Expected to Accelerate

LAKEWOOD, N.J., February 9, 2026 -- Reliance Global Group, Inc. (Nasdaq: EZRA) (“we,” “us,” our,” the “Company” or “Reliance”) today announced that it has signed a definitive agreement to acquire over time a controlling interest in Enquantum Ltd., a post-quantum cryptography technology company addressing a rapidly developing shift in global cybersecurity standards. The agreement follows Reliance’s previously announced term sheet and although ongoing, we believe our due diligence review of Enquantum is largely complete and has reinforced our belief in this acquisition. We expect the transaction to close within 30 days. This definitive agreement follows the Company’s recent announcement of the launch of its Scale51 operating and acquisition strategy, and is subject to customary closing conditions.

The continued advancement of quantum computing is intensifying scrutiny of existing cryptographic standards, as quantum-enabled attacks may compromise widely deployed encryption methods that underpin modern digital infrastructure. The Company believes the transition to post-quantum security is shifting from theoretical planning to near-term deployment decisions, driving increased urgency across governments, enterprises, and infrastructure operators responsible for protecting sensitive data, communications, and mission-critical systems. We believe these decisions are increasingly relevant across financial services, cloud and AI infrastructure, global communications networks, and public-sector systems, including insurtech platforms, where encryption underpins day-to-day operations. This accelerating demand underscores the strategic timing of Scale51’s focus on control-oriented acquisitions in high-impact technology markets.

Under the agreement, in exchange for certain milestone payments, Reliance will acquire a 51% controlling ownership position in Enquantum through its wholly-owned subsidiary, EZRA International Group, its strategic division for building and scaling high-impact technology companies. Reliance’s aggregate purchase price to acquire the 51% fully diluted target ownership is $2,125,000, payable in tranches tied to specified monthly operational and commercialization milestones over an anticipated 10-month period. The agreement reflects a purchase price of $9.8018 per share and a pre-money valuation of $2,041,667 for Enquantum. At the initial closing, Reliance expects to obtain an initial 8% fully diluted ownership position, including (i) conversion of a previously issued $166,000 secured bridge note into Enquantum ordinary shares representing 4% of Enquantum on a fully diluted basis and (ii) a cash-funded issuance representing an additional 4% fully diluted ownership. Thereafter, subject to Reliance’s satisfaction of the applicable milestone criteria and other closing conditions, Enquantum expects to issue additional ordinary shares to Reliance in connection with monthly tranches generally designed to increase Reliance’s fully diluted ownership by 4% per month through 48%. The agreement also provides for a final “control top-up” designed to increase Reliance’s ownership from 48% to 51% fully diluted, which is expected to be satisfied through issuance of Reliance common stock to Enquantum. Reliance will have the right to appoint a majority of the board of the directors of Enquantum upon the achievement and funding of certain milestones, subject to the terms of the definitive agreement and Enquantum’s governing documents.

The transaction directly aligns with the Company’s Scale51 operating model, which emphasizes majority ownership paired with hands-on support across execution, governance alignment, and U.S. market expansion. Upon closing, we anticipate Enquantum will become the first operating platform within EZRA International Group’s technology portfolio. Enquantum is developing hardware-accelerated, NIST-aligned post-quantum cryptographic solutions designed to address the performance, latency, and throughput constraints that can limit software-only approaches. Its architecture is built to support high-throughput and terabit-scale network environments, enabling organizations to transition toward post-quantum security while preserving operational performance. In 2025, Enquantum was granted a patent covering FPGA-based encrypted communications utilizing quantum-resistant techniques, strengthening its intellectual property position and technical differentiation.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group, stated, “We believe Enquantum’s technology is designed to address a real and growing requirement for post-quantum security in performance-sensitive environments. With this definitive agreement and our ability to acquire a 51% majority controlling interest, we believe we are positioned to shift our focus from assessment to execution. With the recent launch of Scale51, this transaction will represent a tangible first step in executing our strategy and demonstrates how we intend to translate that framework into action.”

Moshe Fishman, Senior Vice President, Strategic Ventures, added, “Post-quantum cryptography is no longer a purely academic concern. Enquantum’s hardware-accelerated approach is designed to integrate into existing network architectures while maintaining the performance standards required by enterprise, infrastructure, and public-sector operators. We believe this execution-focused design is well aligned with how adoption is beginning to take shape. Upon closing and achievement of predefined milestones, Reliance expects to hold a controlling equity position, further reinforcing EZRA’s Scale51 platform as an active, execution-oriented growth platform rather than a passive investment approach.”

Reliance views post-quantum cybersecurity as an opportunity across infrastructure-intensive markets, including large-scale data centers, regulated financial systems, global communications networks, and public-sector environments where performance, resilience, and compliance are critical. Through the Scale51 framework, the Company intends to provide hands-on operational support and disciplined capital allocation as Enquantum advances product development, commercialization, and market expansion. Upon closing, Reliance expects to provide strategic and operational influence over product development, commercialization, and market expansion initiatives as Enquantum advances execution through the EZRA International Group platform.

The transaction remains subject to customary closing conditions, including ongoing due diligence. Reliance will provide additional updates as appropriate and in accordance with applicable disclosure requirements.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: EZRA) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products.

In addition to its insurance and Insurtech operations, Reliance operates EZRA International Group, its strategic growth platform focused on identifying, acquiring, and building majority or controlling stakes in high-growth technology companies. EZRA International Group is designed to complement Reliance’s core insurance business by expanding market reach and supporting long-term shareholder value creation through disciplined capital allocation and active ownership.

Further information about the Company can be found at https://www.relianceglobalgroup.com.

No Offer or Solicitation. This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “seek,” “potential,” “target,” or similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s ability to acquire, over time, a controlling equity and governance interest in Enquantum Ltd. pursuant to the definitive share purchase agreement; the timing, structure, funding and completion of milestone-based tranches and the final control top-up; the Company’s ability to satisfy or waive applicable closing conditions; anticipated board composition and governance rights following the achievement and funding of specified milestones; the development, performance, scalability, commercialization and market adoption of Enquantum’s post-quantum cryptographic technology; the size, growth, timing and evolution of the post-quantum cybersecurity market; the Company’s ability to fund and execute its Scale51 acquisition strategy and integrate Enquantum within EZRA International Group; the anticipated strategic, operational and financial benefits of the transaction; and the Company’s broader business strategy, capital allocation priorities and growth outlook.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, without limitation: the risk that the transaction with Enquantum is delayed, modified, restructured or not consummated on anticipated terms or at all; the failure to satisfy applicable closing conditions or milestone criteria; the risk that ongoing or remaining due diligence identifies matters that result in changes to transaction terms, delays in closing or the failure to consummate the transaction; the Company’s ability to fund future tranche payments on anticipated timelines or at all; the risk that the Company does not achieve a controlling equity or board position; risks related to Enquantum’s technology development, performance, commercialization or market adoption; integration, execution and management challenges associated with acquiring integrating and scaling an early-stage technology company, including the risk that anticipated synergies or operational benefits are not realized on expected timelines or at all; cybersecurity, regulatory and data-protection risks; the Company’s ability to access capital on acceptable terms or at all; and general business, economic, market, interest rate and geopolitical conditions.

Actual results may differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

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Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com